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                                                                    EXHIBIT 99.1

(HYDRIL LOGO)

HYDRIL ANNOUNCES SECOND QUARTER 2004 EARNINGS OF $0.39 PER SHARE

HOUSTON (July 26, 2004) -- / Business Wire / -- Hydril (Nasdaq: HYDL) reported earnings for the quarter ended June 30, 2004 of $0.39 per diluted share, up 44% when compared to $0.27 in the second quarter of 2003, and up 15% from $0.34 for the first quarter of 2004. The first quarter of 2004 included a research and experimentation income tax credit that, net of expenses, increased earnings by $0.04 per share.

On a sequential basis, revenue of $62.9 million was up 9%, operating income of $13.4 million was up 28%, and net income of $9.0 million, was up 15%. Excluding the first quarter income tax credit, second quarter net income was up 27% sequentially. Compared to the second quarter of 2003, revenue was up 15%, operating income was up 38%, and net income was up 46%.

Chris Seaver, President and CEO, stated, "Our premium connection segment generated strong bookings for the second consecutive quarter, which resulted in higher revenue and operating income. We believe those results also reflect increased plant efficiencies from the capital improvement program we financed with the proceeds of our IPO in late 2000. Scheduled shipments for the international market plus the gradually improving domestic market should increase our profitability in the second half of the year, compared with the first half."

PREMIUM CONNECTION SEGMENT

Second quarter revenue for Hydril's premium connection segment increased 18% sequentially to $39.6 million and operating income increased 36% to $12.8 million. The increase in revenue and operating income was driven by higher demand for our products in both international and domestic markets, which resulted in increased throughput and higher plant efficiencies.

PRESSURE CONTROL SEGMENT

Second quarter revenue for Hydril's pressure control segment decreased 3% sequentially to $23.3 million and operating income decreased 6% to $4.5 million. Aftermarket revenue was down 6% sequentially to $14.7 million, while capital equipment revenue increased 3% to $8.7 million from the first quarter of 2004. At the end of the quarter, the capital equipment backlog stood at $14 million, up from $12 million from the preceding quarter, but down from $19 million as of June 30, 2003.


BUSINESS DRIVERS

As more fully described on our website at www.hydril.com on the "Business Drivers" page, our principal business drivers are: (1) the U.S. rig count for rigs drilling at targets deeper than 15,000 feet, (2) the U.S. deepwater rig count, measured as rigs under contract, drilling


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in greater than 1,500 feet of water, (3) the worldwide offshore rig count, and
(4) the total U.S. rig count.

CONFERENCE CALL

Hydril's conference call to discuss second quarter financial results is scheduled for Tuesday, July 27, 2004 at 8:30 a.m. EDT, (7:30 a.m. CDT) accessible by dialing (800) 657-1269 (domestic) or (973) 409-9256
(international) and referencing passcode # 4969433. For further information on the call or the webcast, please visit the company's website at www.hydril.com or see the company's press release announcing the earnings conference call dated July 12, 2004.

To the extent not provided in the call, reconciliations of any non-GAAP financial measures discussed in the call will be available on the Investor Relations page of Hydril's website in the form of this press release or other materials.

Hydril, headquartered in Houston, Texas, is engaged worldwide in engineering, manufacturing and marketing premium connection and pressure control products used for oil and gas drilling and production.


FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements concerning expected future results. These statements relate to future events and the company's future financial performance, including the company's business strategy and product development plans, and involve known and unknown risks uncertainties and assumptions. These risks, uncertainties and assumptions, many of which are more fully described in Hydril Company's Quarterly Report on Form 10-Q for the quarter-ended March 31, 2004 filed with the Securities and Exchange Commission, include but are not limited to the impact of changes in oil and natural gas prices and worldwide and domestic economic conditions on drilling activity and demand for and pricing of Hydril's products, the impact of geo-political and other events affecting international markets and trade, Hydril's ability to remain on the leading edge of technology in its products and maintain and increase its market share, the impact of international and domestic trade laws, the loss of or change to distribution methods of premium connections in the U.S. and Canada, overcapacity in the pressure control industry, and high fixed costs that could affect the pricing of Hydril's products. These factors may cause Hydril's or the industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Contact:
Sue Nutt
Investor Relations
Hydril
(281) 985-3532

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HYDRIL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Amounts)

                                         ------------------------------------------------      ------------------------------
                                                       THREE MONTHS ENDED                             SIX MONTHS ENDED
                                         (UNAUDITED)       (UNAUDITED)        (UNAUDITED)      (UNAUDITED)        (UNAUDITED)
                                         ------------------------------------------------      ------------------------------
                                           JUNE 30,          MARCH 31,         JUNE 30,          JUNE 30,
                                             2004              2004              2003              2004              2003
                                         ------------------------------------------------      ------------------------------
Revenue
  Premium Connection                     $     39,564      $     33,425      $     28,057      $     72,989      $     59,502
  Pressure Control
    Aftermarket                                14,660            15,620            14,569            30,280            27,622
    Capital Equipment                           8,681             8,452            11,925            17,133            24,765
                                         ------------      ------------      ------------      ------------      ------------
      Subtotal Pressure Control                23,341            24,072            26,494            47,413            52,387

TOTAL REVENUE                                  62,905            57,497            54,551           120,402           111,889

Total Gross Profit                             26,071            22,350            21,610            48,421            43,909
Gross Margin                                       41%               39%               40%               40%               39%

Selling, General, and Admin. Expenses          12,703            11,893            11,922            24,596            23,893
                                         ------------      ------------      ------------      ------------      ------------
OPERATING INCOME (LOSS)
  Premium Connection                           12,778             9,397             7,230            22,175            15,436
  Pressure Control                              4,491             4,786             5,803             9,277            11,064
  Corporate Administration                     (3,901)           (3,726)           (3,345)           (7,627)           (6,484)
                                         ------------      ------------      ------------      ------------      ------------
TOTAL OPERATING INCOME                         13,368            10,457             9,688            23,825            20,016
Operating Margin                                   21%               18%               18%               20%               18%

Interest Expense                                 --                --                (546)             --              (1,101)
Interest Income                                   170               184               226               354               476
Other Income/(Expense)                            132              (105)              112                27                32
                                         ------------      ------------      ------------      ------------      ------------
Income Before Income Taxes                     13,670            10,536             9,480            24,206            19,423
Provision for Income Taxes                      4,647             2,662             3,317             7,309             6,797
                                         ------------      ------------      ------------      ------------      ------------
NET INCOME                               $      9,023      $      7,874      $      6,163      $     16,897      $     12,626

NET INCOME  PER SHARE:
  Basic                                  $       0.39      $       0.34      $       0.27      $       0.74      $       0.56
  Diluted                                $       0.39      $       0.34      $       0.27      $       0.73      $       0.55

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                    22,913,096        22,847,662        22,685,637        22,880,553        22,637,244
  Diluted                                  23,258,520        23,137,955        23,019,217        23,190,522        22,969,513

DEPRECIATION
  Premium Connection                     $      1,901      $      1,905      $      1,808      $      3,806      $      3,591
  Pressure Control                                723               720               685             1,443             1,362
  Corporate Administration                        475               481               432               956               861
                                         ------------      ------------      ------------      ------------      ------------
Total Depreciation                              3,099             3,106             2,925             6,205             5,814

CAPITAL EXPENDITURES                            1,584             1,402             2,112             2,986             3,915

PRESSURE CONTROL BACKLOG
  Capital Equipment                      $     14,028      $     11,880      $     19,234

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HYDRIL COMPANY
CONSOLIDATED BALANCE SHEETS

(In Thousands)
--------------------------------------------------------------------------------

                                                               JUNE 30,          DECEMBER 31,
                                                                 2004                2003
                                                                 ----                ----
                                                              (UNAUDITED)
                                                              -------------------------------
CURRENT ASSETS:
   Cash and cash equivalents                                   $ 73,250           $ 54,139
   Investments                                                   12,055              6,831
   Total receivables                                             45,540             41,094
   Total inventories                                             33,727             36,416
   Other current assets                                          10,994             13,517
                                                               --------           --------
            Total current assets                                175,566            151,997
                                                               --------           --------
LONG-TERM ASSETS:
   Property, net                                                101,539            105,047
   Other long-term assets                                         8,850              7,508
                                                               --------           --------
            Total long-term assets                              110,389            112,555
                                                               --------           --------
TOTAL                                                          $285,955           $264,552
                                                               ========           ========

CURRENT LIABILITIES:
   Accounts payable                                            $ 13,733           $ 13,481
   Accrued liabilities and other current liabilities             22,585             22,021
                                                               --------           --------
            Total current liabilities                            36,318             35,502
                                                               --------           --------
LONG-TERM LIABILITIES:
   Post retirement, pension benefits and other                   12,545             12,040
                                                               --------           --------
            Total long-term liabilities                          12,545             12,040
                                                               --------           --------
STOCKHOLDERS' EQUITY:
            Total stockholders' equity                          237,092            217,010
                                                               --------           --------
TOTAL                                                          $285,955           $264,552
                                                               ========           ========

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     RECONCILIATION OF SEQUENTIAL PERCENTAGE INCREASE IN NET INCOME
               on a GAAP versus Adjusted (non-GAAP) Basis
                             (in Thousands)
                               (unaudited)

Explanatory Note: This press release includes the percentage increase in net income for the second quarter of 2004 as compared to the first quarter of 2004, both on a GAAP basis and as adjusted to exclude an income tax credit (net of related expenses) recorded in the first quarter of 2004. The following is a reconciliation of the GAAP measure to the adjusted (nonGAAP) measure:


CALCULATION OF ADJUSTED NET INCOME FOR FIRST QUARTER OF 2004:

Net Income (GAAP) for the First Quarter 2004                                          $ 7,874
     Tax Credit                                                                          (920)
     Expenses Related to Tax Credit                                                       125
                                                                                      -------
 Net Income (Adjusted) for First Quarter 2004                                         $ 7,079
                                                                                      =======


CALCULATION OF SEQUENTIAL PERCENTAGE INCREASE IN NET INCOME:

                                                                                     GAAP Basis        Adjusted Basis
                                                                                     ----------        --------------
Net Income (GAAP) for Second Quarter 2004                                             $ 9,023             $ 9,023
Net Income for First Quarter 2004                                                      (7,874)             (7,079)
                                                                                      -------             -------
     Sequential Increase in Net Income                                                  1,149               1,944
Divided by Net Income for First Quarter 2004                                            7,874               7,079
                                                                                      -------             -------
Result: Sequential Percentage Increase in Net Income                                      15%                 27%